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Building a bionic pancreas to improve the lives of people with type 1 diabetes

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WHAT WE DO

At Beta Bionics, Inc., we are developing a bionic pancreas system called the iLet™, a revolutionary fully integrated and wearable bionic pancreas medical device platform that automatically and autonomously manages blood sugar levels in people with insulin-dependent type 1 diabetes (T1D) 24/7. The iLet promises to dramatically improve clinical outcomes and profoundly reduce the burden and cost of diabetes care.

OUR AMBITION

We are driven to build a technology that will automatically manage our children's diabetes, day and night, and keep them safe from the far-reaching harms, the immediate dangers, the emotional burden, and the fear that type 1 diabetes carries with it every day of their lives. That technology will provide a bridge that spans the divide between where we are today and the biological cure of tomorrow – a cure that has been ever present in our dreams, and ever elusive from our lives.

DOCUMENTS

Business Description & Plan

website: betabionics.org

WHY I LIKE BETA BIONICS

I'm so impressed with Ed's passion, but also with his pragmatism, his creativity in moving this forward. It's pretty clear that his algorithms and his systems are delivering better outcomes. We thought for us [Beta Bionics] was a great investment.



Enrique Conterno

PRESIDENT OF LILLY DIABETES, A BETA BIONICS INVESTOR

THE BUZZ ABOUT BETA BIONICS

The senior author, Edward R. Damiano, an associate professor of biomechanical engineering at Boston University, has a 15-year-old son with Type 1 diabetes. He said he was determined to get the new device working and approved in time for his son to go off to college carrying one.

The New York Times

Recently, Beta Bionics secured $5 million from the pharmaceutical company Eli Lilly, which manufactures the insulin used in the device.

Time Magazine

npr TIME diaTribe Endocrine BU Today YAHOO! FOOD The Washington Times BBC The New York Times BUSINESS INSIDER

VIEW ALL PRESS

OUR CHILDREN HAVE TYPE 1 DIABETES

Our children were diagnosed with type 1 diabetes at an early age. For over ten years we've worked tirelessly to improve their lives - to ensure them the same freedom that every child deserves. Beta Bionics is really just the result of parents fighting for the well-being of their kids.





See the Reality

"Sometimes it's hard and not fair. I just don't like diabetes." — Elise Cunha, type 1 diabetes since age one

Elise had just celebrated her first birthday when she was diagnosed with type 1 diabetes. In 2014, Elise participated in a clinical trial testing the bionic pancreas. It automatically gave her insulin to prevent her blood sugar from going too high and glucagon to prevent it from going too low, so Elise didn't have to worry about it. Instead, she could do what six-year-olds do best: have fun.


Elise's Clinical Trial on CBS

Edward (CEO) TedTalk

Early Trials at Summer Camp

Ed (CEO) on NPR Morning Edition

Type 1 Diabetes is a 24/7 Battle

"You have to think about the amount of glucose in your blood day in and day out, hour after hour after hour. It's an absurd and impossible task." — Ed Damiano, CEO Beta Bionics

Before the invention of injectable insulin in 1921, type 1 diabetes was a sentence worse than cancer. The body can't survive more than a few days with zero insulin. But even now, life for patients is a constant struggle. They must test their blood infinitely throughout the day, and manually dose themselves. A wrong dose can be fatal.

40,000
Americans are diagnosed every year

2/3
of patients don't hit target glucose levels

13 years
estimated loss of life expectancy

Problem: Current Tools Aren't Good Enough

- People with type 1 diabetes are responsible for making dozens of decisions every day matching insulin dosing to carbohydrate consumption, exercise, activity, stress, etc.
- Type 1 diabetes management is a relentless 24/7 tightrope act of trying to keep blood sugar levels low, but not too low.
- Over $3 billion every year can be attributed to hospitalizations for acute complications of type 1 diabetes.
- Long-term complications are even more costly.





Solution: The Bionic Pancreas

- Automatically reduces mean blood sugar levels in everyone to levels that would likely eradicate long-term complications of type 1 diabetes.
- Automatically curtails low blood sugar levels in everyone to levels that would likely eliminate severe hypoglycemia in people with type 1 diabetes.
- Automates blood sugar control for everyone, thus unburdening people with type 1 diabetes of the relentless need to comply with therapy.
- Unburdens people with type 1 diabetes and their families of the constant fear of hypoglycemia, and of the worry and dread of long-term complications.

Freeing Kids from Diabetes

"If I'm out playing at school, my levels tend to go low. But if I have the bionic pancreas, it'll treat me so I can keep playing." — Mikayla Cappabianca, Clara Barton Camp








134
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02:49:47


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Over Ten Years in the Making. We're Close.



Preclinical Pig Studies
Human Inpatient Feasibility Studies
Human Outpatient Feasibility Studies
Bionic Pancreas Pivotal Trials
iLet Comes to Market
1st Camp Study
2nd Camp Study
1st
2nd
3rd
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Bridging Study
Biohormonal Pivotal Trial
Beacon Hill Study
Multicenter Study
Insulin-Only & Set Point Studies
Insulin-Only Pivotal Trial

Letter from Ed Damiano to Potential Investors

"We are calling all like-minded individuals – people with "skin in the game" as we like to say – to join our cause and invest in the future of Beta Bionics. The amount of your investment is immaterial; the conviction of it is everything." — Ed Damiano, CEO Beta Bionics

May 15, 2016

As I write this letter to you, I am reminded that on this very weekend, 16 years ago, my wife, Toby – then a practicing pediatrician for only a year – diagnosed our infant son, David, with type 1 diabetes. David will turn 17 years old this week; and in about a year from now, he will head off to college and venture into the world as a young adult. As he makes that transition, and takes on all that goes along with it, the full burden of type 1 diabetes will also fall squarely on his shoulders. It was with this singular occasion in mind – a moment that has weighed heavily on me for the past 16 years – that I resolved to build technology that would step in and do for David what Toby and I will no longer be able to do for him after he leaves our care: to manage his diabetes, day and night, and keep him safe from the far-reaching harms, the immediate dangers, the emotional burden, and the fear that type 1 diabetes carries with it for everyone it targets.

We have not set out to cure type 1 diabetes; we are not the ones to do that great work. Instead, we have set upon a course to build a bridge to a cure – a sturdy and irrevocable bridge to the ever-elusive cure. With the recent incorporation of Beta Bionics, and this public offering, we have reached a watershed moment in the very long and extraordinary path we have forged to bring the bionic pancreas to my son, and to as many people as we can, with type 1 diabetes. From our early animal studies, to our inpatient and outpatient studies with our clinical collaborators at home and at summer camp, to the creation of the iLet – every mile of this journey, every facet of this endeavor, has been unconventional. And so too has been our approach to the very business model that we have prescribed for Beta Bionics. As a public benefit corporation – perhaps the first of its kind in the medical device industry – we have built an organization around the uncommon principle that our company is, first and foremost, dedicated to acting in the best possible interest of the T1D community. This means that every board decision, and every management action, is made with this commitment as our guiding principle. As a benefit corporation, we are obliged to do this, and we are protected under Massachusetts law to execute our business model to meet that obligation – even if those decisions and those actions sometimes supersede opportunities to return equity to shareholders. Of course we believe that such a commitment, coupled with effective execution, will necessarily and naturally lead to the best medical technology platform that the modern world can offer – to a technology that everyone covets, and to an inherently sustainable business model.

to protect our enduring right to access it for as long as it should be necessary to do so.

A traditional C corporation simply cannot act in this way, as it is predicated on the notion that it must maximize return of investment to shareholders to the exclusion of all other considerations. With very few exceptions, nearly every medical technology company has adopted the C corporation model. As such, officers and directors of these companies often find it necessary to make business decisions out of expediency, rather than out of a commitment to making a lasting and meaningful impact. At the risk of upsetting the status quo, we as a community need not be beholden to the medical device industry any longer. We are a diverse enough, skilled enough, talented enough, and resourceful enough community, of many millions strong, to be the creators and custodians of our own technology, and to protect our enduring right to access it for as long as it should be necessary to do so.

Flipping Beta Bionics to a big med-tech company would likely undermine and unravel everything we have worked so hard to achieve for these many years. Our concern is that such a transfer of control would inevitably compromise our technology, would lead it down a conservative path that minimizes risk, reduces impact, and embraces incrementalism. In short, there is a tendency to degenerate to the mean after such transactions occur, and this is something we simply cannot accept. But as a benefit corporation, we do not have to compromise our core values, and if we never return monetary gains on stock to shareholders, but deliver on our mission, we will have achieved our objective and fulfilled our promise; and our shareholders would have participated directly in that success.

We are calling all like-minded individuals – people with "skin in the game" as we like to say – to join our cause and invest in the future of Beta Bionics. The amount of your investment is immaterial; the conviction of it is everything. The overriding purpose of this public offering is to give the T1D community an opportunity to take a direct ownership stake in Beta Bionics and a sense of commitment to it – to literally own a piece of what we have been building all of these years. If it were not for the new SEC Regulation Crowdfunding rules under the JOBS Act, Beta Bionics simply could not be offered up as a privately held company to the T1D community in this way. This is our opportunity to bring Beta Bionics to the T1D community, and to bring the T1D community into Beta Bionics.

It is with a sense of great hope and cautious optimism that I look to the future of Beta Bionics – that I might see it flourish unabated and without compromise – that I might see our experiment succeed. When all is said and done, our amalgamation of a medical technology company and a public benefit corporation is an experiment in the making; but that is, after all, how we have come this far in the first place: one experiment at a time.

~ Ed Damiano

SHOW LESS

FOUNDER



Edward Damiano
CEO

AND THE REST OF THE TEAM



Rob LeBourdais
Design Engineer



Jeff Hitchcock
Benefit Director



Deirdre Ibsen
Board Member



Raj Setty
Design Engineer



Firas El-Khatib
VP, R&D



Ed Raskin
VP, Benefit Officer



Gibb Clarke
COO



Serafina Raskin
VP, General Counsel

RAISED $5,000,000 FROM 1+ INVESTORS

$5,000,000
December 2015
PRICED_ROUND

Eli Lilly

A Fortune 500 corporation. Had revenues of $20 billion in 2008, making it the 148th largest company in the United States and the 10th largest corporation by global pharmaceutical sales.

Q&A

What are you guys building? ^

– COLLAPSE ALL

At Beta Bionics, Inc., we are developing a bionic pancreas system called the iLet™, a revolutionary fully integrated and wearable bionic pancreas medical device platform that automatically and autonomously manages blood sugar levels in people with insulin-dependent type 1 diabetes (T1D) 24/7, and thus reduces the burden and cost of diabetes care.

Can you tell us more about the disease you're addressing? ^

Diabetes is a chronic, life-threatening disease for which there is no known cure. Diabetes is caused by the body's inability to produce or effectively utilize insulin, a life-sustaining hormone that regulates the body's glucose levels.

In people who have diabetes, blood glucose levels fluctuate from extremely high levels, a condition known as hyperglycemia, to extremely low levels, a condition called hypoglycemia. Hyperglycemia due to insulin insufficiency can lead to serious short-term complications, such as dehydration, confusion, and loss of consciousness, and long-term complications such as blindness, kidney disease, amputations, stroke and cardiovascular disease, all of which are leading causes of morbidity and mortality. Profound lack of insulin causes the breakdown of tissue, a condition known as diabetic ketoacidosis (DKA), which can lead to death acutely. Too much insulin on the other hand, leads to hypoglycemia which causes confusion, loss of consciousness, seizures, and can also lead to death.

There are two main types of diabetes: type 1 (T1D) and type 2 (T2D).

- *T1D is caused by an autoimmune response in which the body attacks and destroys the insulin-producing cells in the pancreas, called beta cells—hence the "Beta" in the name of our company. As a result, the pancreas' ability to produce insulin is almost entirely destroyed. T1D is frequently diagnosed during childhood or adolescence.*

Although T2D is more prevalent, T1D is far more aggressive and difficult to treat. Prior to the discovery and purification of insulin in 1921 and 1922, a diagnosis of T1D was inevitably a death sentence.

- *T2D is caused by increasing resistance to the insulin produced by the beta cells. T2D has been most commonly thought of as a disease of middle and advanced age, but it is increasingly prevalent in children and adolescents. About 30 million Americans have T2D (about 10% of the population) and 10-20% of those individuals need insulin. There are approximately 10 times as many people with T2D as there are with T1D in the US.*

How large is the population of people with type 1 diabetes? ^

There are 1.5 to 3 million Americans with T1D.

What is driving you toward innovating this industry? ^

Our children were diagnosed with type 1 diabetes at very young ages. David Damiano, Max Raskin, and Marissa Hitchcock, the children of three of the board members of Beta Bionics, were diagnosed at the ages of 11 months, 7 years, and 2 years, respectively. Quite independently, but inevitably, we all realized that diabetes management is relentless, exhausting, and unforgiving. As parents of kids with T1D, this project has become entirely a labor of love. Our small team at Beta Bionics is deeply motivated to bring the iLet to fruition for the entire T1D community – a community to which we all belong.

What are options for controlling diabetes available right now? ^

Currently, there is no system that automatically makes therapeutic decisions to administer insulin (or insulin and glucagon) in response to a signal from a continuous glucose monitor ("CGM") that has been FDA-approved or is commercially available. The current state of the art in the management of T1D includes:

The regular use of hand-held, in vitro blood glucose meters (BGM). These meters are capable of measuring the glucose concentration of small blood samples; the capillary blood sample is obtained by pricking the skin with a lancet.

The use of rapid-acting insulin analogs that can be adjusted to compensate for meals rather than making meal adjustments to match the insulin taken hours earlier, and, finally,

Insulin pumps that continuously deliver subcutaneous insulin at an infusion rate to suit metabolic insulin requirements, and by microburst infusion of insulin to treat carbohydrates consumed through user commanded dosing. These pumps deliver insulin but require the user to make all dosing decisions. The insulin is delivered through a very small catheter, called an infusion set, inserted just under the skin.

Although the key to managing diabetes is maintaining tight control of blood glucose levels, in practice, the management of T1D is extremely challenging, requiring perpetual vigilance and intervention with insulin or carbohydrates. Without a doubt, the iLet's automated insulin and glucagon administration would materially reduce the burden associated with managing the disease.

What's the problem with current solutions you're trying to solve? ^

The current standard of care tools at the disposal of adults and children with T1D are not up to the task of managing blood sugar levels. These devices demand an enormous amount of user input to function and impose upon the users the impossible task of continually making decisions about how much insulin to give themselves. Typically, the user must dose him or herself based on current blood sugar and at each meal based on an estimate of the amount of carbohydrates to be consumed. Despite best efforts, achieving "stable" insulin levels is impossible because how the insulin acts in the body is also effected by a multitude of factors including emotional stress which can cause insulin resistance, activity levels, variability in the amount of fat, protein and carbohydrate in a meal, the age and physical maturity of the individual, a growth spurt or a viral illness, etc.

Literally every imaginable emotional and physical state under the sun can drastically affect the amount of insulin needed. Puberty and pregnancy are particularly tough. And remember, tiny mistakes of too much or too little insulin results in very big swings in blood sugar, since we are talking about regulating as little as one teaspoon of sugar diluted into 4–5 liters of blood for the average adult. The sum of these factors can never be quantified accurately or regularly, and yet people are still required to make decisions and dose themselves for day and overnight control (while they are both sleeping and growing), even though they cannot possibly be aware of how the body might be changing from day-to-day and even hour-to-hour.

People do the best they can, but the results are not great.

How is your product different? ^

The iLet is a wearable stand-alone Class III medical device intended to provide ambulatory autonomous care for insulin-dependent diabetes. The iLet consists of:

1. an integrated dual-chamber pump capable of delivering insulin alone or insulin and glucagon at microprecise doses and integrated touchscreen user interface;

2. a receiver for an FDA-cleared CGM;

3. a custom dual-cannula infusion set; and

4. a clinically tested suite of mathematical control algorithms that autonomously determine and command doses of insulin or glucagon based on CGM glucose data and whether glucagon is present.

The iLet requires only the patient's weight for initialization and then autonomously adapts in real-time to changes in an individual's basal metabolic insulin need, acute (e.g. circadian hormonal fluctuations, intercurrent illness, physical activity, or emotional state), or gradual (e.g. hormonal changes that occur during puberty or menopause). Our adaptive meal dose controller eliminates the need for the user to set or know their "carbohydrate-to-insulin ratios", as it makes automatic adjustments based on dosing history for similar past meal announcements, and customizes its doses to the individual and time of day. The bihormonal configuration of our iLet also includes a proportional-derivative algorithm (based on the glucose level and rate of descent) governing subcutaneous micro-doses of glucagon to help prevent or reduce hypoglycemia beyond the capability of our insulin-only configuration.

Taken together, these mathematical algorithms provide a universal framework for a glycemic control strategy that requires no quantitative input from, or participation by, the user (besides entering body weight to initialize the iLet), but which automatically adapts insulin and glucagon dosing to meet each individual's needs. Another challenge we overcame is enabling our iLet to remain autonomous in managing insulin and glucagon delivery even when the CGM is offline by: (1) invoking the latest high-resolution "basal rate profile" it had converged upon when the CGM was online, (2) responding to meal announcements the same way, and (3) automatically responding to user-entered blood glucose values by issuing a correction dose of insulin (or glucagon) based on its latest determination of the user's needs. Thus our iLet never relies on, nor burdens the user, with determining subjective dosing decisions, which inevitably vary in quality and reliability over time or among different users. Indeed, our iLet provides a turnkey solution for people with T1D that comprehensively manages glycemia across a broad range of individual needs and a large spectrum of circumstances and challenges.

What is the goal for blood glucose level in Type 1 Diabetes management? ^

A healthy range for blood sugar levels is between 70 and 120 mg/dl, or about a teaspoon of sugar mixed into an adult's entire blood volume. Sustained hyperglycemia (blood sugar levels that are higher than 180 mg/dl for long periods of time) can lead to serious short-term complications, such as dehydration, confusion, and loss of consciousness, and long-term complications such as blindness, kidney disease, amputations, stroke and cardiovascular disease, or death. Those risks increase the higher the blood sugar level or the longer the blood sugar levels remain high. Hypoglycemia, blood sugar levels that are lower than 70 mg/dl, can lead to confusion, loss of consciousness or death.

Blood sugar levels can be measured by the HbA1c, which is a measurement of the average blood glucose level over a period of three months. An average blood sugar of about 140 mg/dl translates to an A1c of about 6.5%, and staying there, or below that, exceeds the goal set by the American Diabetes Association (ADA) for adults of an HbA1c of 7.0%. For children, the ADA has set the goal at 7.5%, which translates to a blood glucose level of about 169 mg/dl. A major study showed that maintaining these blood sugar levels nearly eradicates the risk of complications of diabetes. However, the vast majority of people with T1D, 80% or more, are unable to meet that goal while also avoiding risky low blood sugars.

Why is it so difficult to reach safe levels of blood glucose level? ^

In order to meet the goals set by the ADA, or at least to come close to meeting them, the person with T1D is forced, by the currently available management tools, to live a very routine life with minimal fluctuations in exercise, emotion, choice and timing of food, and to keep the diabetes in mind almost all of the time. It requires the individual to prioritize the diabetes care over so many other things that are important to them. It is no surprise that few people can meet the goals.

How much does Type 1 diabetes restrict what you're able to eat? ^

Most people with T1D can choose any type of food as long as they can count the carbohydrates, but they will pay a price because some foods are much harder on blood sugars than others. This may vary from person to person. David, for example, used to do brilliantly with Halloween candy, since each candy comes wrapped with carbohydrate counts listed clearly, and it is not confused by any healthy protein or fiber! Max, on the other hand, needs to restrict carbohydrates to get good control.

People with T2D on the other hand, really need to restrict their carbohydrate intake, since they are relying on their own insulin production, which is insufficient. In fact, the carbohydrates themselves are part of the cause of the disease.

How did you come up with this device that solves this challenge? ^

The solution started with Ed Damiano, a PhD in fluid mechanics and biomedical engineering, whose son got diagnosed 16 years ago. His son was just 11 months old, and at the time, the tools available to manage his son's blood sugar just weren't up to the task. Shortly after diagnosis, he set down this path to try and automate insulin delivery. He wanted to help his family and all the other families living with it.

It's taken a long time. Damiano's son is now 16 years old, a junior in high school. The goal has always been to get a device ready that can take care of him as good as his mom and dad does when he goes off to college, and now that's just right around the corner.

When the team started experimenting with the idea of autonomous glucose control, there still weren't any accurate sensors, like the Dexcom, on the market. He was just experimenting, starting with pigs.

In 2008, he moved to human trials, starting in a hospital setting, and then eventually had success. Now, we're prepping for the device to go into its final pivotal trials.

How complicated was this to design? Why did it take so long to get to where you are? ^

It has taken over a dozen years to get us where we are today because the team wanted to completely eliminate the burdens of managing T1D. Over the years we discovered that to accomplish that goal we had to build a Class III medical device and meet the very stringent FDA regulations before the device could be approved for commercial use. This means that the design and testing is more complicated on our end, but ultimately results in a device that is much simpler on the user, and their friends and families.

We wanted to eliminate the need for counting carbohydrates, setting insulin basal rates, or determining carbohydrate-to-insulin ratios. The current standard of care approach requires a lot of trial and error and guesswork on the user's part. Our device asks for only one thing: how much does the patient weigh?

Writing the mathematical algorithms was the focus of Firas's Ph.D thesis. Ed and Firas made substantive modifications and improvement to the algorithms over the years based on the results of all of their rigorous pre-clinical and clinical testing of the technology.

Beyond the development of the algorithms and the platform on which the algorithms run, we had to wait for the technology surrounding the algorithm to catch up. For this device to work, we need a very accurate continuous blood glucose sensor, which did not exist until 2008. The technology had existed in theory for a long time, but it was not accurate enough until fairly recently. The first sensors, released in 2008, could predict trends well enough, but they could not tell you accurately what your blood glucose level was at any particular moment. That landscape has changed, and now, these continuous glucose monitors are nearly as accurate as the finger-stick blood glucose meters.

How do people wear the device? How large or invasive is it? ^

The device is about the size of the original iPhone 3, and is about twice as thick. Compared to the insulin my son currently wears, it's only about 3mm longer, and 1 ½ mm thicker. It's about the same size as the current pumps in use.

In design, the device is almost indistinguishable from insulin pumps. You wear the pump with a small needle that dispense the drug right under the skin. The only difference is that our device requires two of those little needles, rather than the one, because we're dispensing two drugs: insulin and glucagon. That's really unique to us. No one else is dispensing glucagon at all, they're just using insulin. But other than that one additional small cannula, it's really the same as what the Type 1 diabetic would have on their body right now.

Are there any other solutions being developed right now, or competitors in the market? What does that landscape look like? ^

The device is about the size of the original iPhone 3, but about 50% thicker. It is not much larger than the current insulin pumps in use today.

The iLet has two drug reservoirs and can be used in the insulin-only configuration or in the bihormonal configuration (a normal insulin pump only has one drug reservoir). In either case, whether in the single- or dual-hormone configuration, each reservoir is connected to the subcutaneous space by a custom infusion set that is similar to infusion set technology currently available, except that we have designed this particular set to prevent the possibility of cross-channeling of the two drugs in the case of the dual-hormone configuration. Even with two needles that penetrate the subcutaneous space, the overall size of the set is not much bigger than a regular infusion set, so the iLet is not any more invasive than standard of care tools in use today.

Can you tell us about the clinical trials that you guys have completed? ^

The bionic pancreas technology has been rigorously tested in inpatient and real-world outpatient and home-use studies in subjects with T1D in both the insulin-only and bihormonal configurations. The technology has evolved over the years from a laptop-driven system, to the first wearable iPhone-driven platform, to our current highly compact, fully integrated, mobile iLet.

A nine-year collaboration between Boston University (BU) and Massachusetts General Hospital (MGH), resulted in 3 inpatient studies testing a laptop version of the bihormonal bionic pancreas in adults and adolescents with T1D in the clinical research center at MGH.

The iPhone version of the bihormonal bionic pancreas has also been tested in 6 outpatient studies. Although still somewhat cumbersome, the iPhone system was a mobile platform that could be tested in home-use environments, afforded unrestricted subject activity, and allowed for longer-duration experiments than was previously possible.

In 2013, the iPhone system was tested in five-day experiments in 20 adults with T1D in downtown Boston (the Beacon Hill Study). The Summer 2013 and 2014 camp studies compared the iPhone system to standard of care insulin pump therapy in 5-day experiments in 51 children 6 to 20 years old with T1D at Camp Joslin and the Clara Barton Camp in central Massachusetts (the 2013 and 2014 Summer Camp Studies).

A collaboration between MGH, the University of Massachusetts Medical Center, Stanford University, and the University of North Carolina, Chapel Hill, resulted in the Bionic Pancreas Multicenter Study between 2014 and 2015, and compared the iPhone system with insulin pump therapy in a home-use study in 39 adults with T1D who used the device for 11 days at work and at home.

The mean CGM glucose levels obtained by the bihormonal bionic pancreas from the 2013 and 2014 Summer Camp Studies and the Bionic Pancreas Multicenter Study, were 141 ± 10 mg/dl in adults, 142 ± 12 mg/dl, in adolescents, and 137 ± 11 mg/dl in pre-adolescents. Based on these mean CGM glucose levels, we are able to project what the bionic pancreas is capable of achieving in terms of HbA1c in the three populations of ~ 6.5 ± 0.4%.

It is important to note that the bionic pancreas was able to achieve mean CGM glucose levels below the American Diabetes Association (ADA) goal for therapy in all three populations in nearly all subjects tested while simultaneously eliminating almost all hypoglycemia. On the bionic pancreas, CGM glucose levels fell below 60 mg/dl only 0.6% of the time in adults, and 1.2–1.3% of the time in adolescents and pre-adolescents in a summer camp setting.

Our clinical collaborators at Stanford and at MGH have also conducted two home-use outpatient studies testing the iPhone-based bionic pancreas system in the insulin-only configuration and targeting different glycemic set-points. In the study conducted by the Stanford team, 16 adults with T1D compared the bionic pancreas in the insulin-only configuration with insulin pump therapy in one-week experiments at work and at home (with a glucose target of 130 mg/dl). In the study conducted by the MGH team, 20 adults with T1D compared our bionic pancreas in the insulin-only configuration at a set-point of 130 mg/dl, with the bionic pancreas in the bihormonal configuration at glucose set-points of 100, 115, and 130 mg/dl, and with insulin pump therapy in 3-day experiments at work and at home.

The mean CGM glucose levels obtained by the insulin-only bionic pancreas with a glycemic set-point of 130 mg/dl was 161 ± 9 mg/dl in the Stanford Insulin-only Study and 160 ± 17 mg/dl in our MGH Set-Point Study, with CGM glucose levels falling below 60 mg/dl only 0.9% and 0.8% of the time, respectively. Based on these mean CGM glucose levels, we project that our insulin-only bionic pancreas would achieve an HbA1c in adults of 7.2 ± 0.5%, while simultaneously limiting CGM glucose levels below 60 mg/dl to less than 1% of the time.

Thus, we project that the insulin-only configuration of our bionic pancreas would result in HbA1c levels of ~ 7.3%. The bionic pancreas in the bihormonal configuration would obtain HbA1c of ~ 6.5%, which would effectively eradicate all long-term complications of T1D.

The academic team has also tested the first generation of our fully integrated iLet bionic pancreas in diabetic swine. Notably, results of the swine study showed no difference in the performance of our previous-generation iPhone-based bionic pancreas platform relative our iLet platform.

Despite challenging conditions, and no restrictions on diet, exercise or activity, the previous generations of the bionic pancreas technology have simultaneously lowered mean glucose and reduced hypoglycemia relative to comparator groups and demonstrated that the current iteration of the technology is ready to withstand the rigors of a pivotal trial.

What's left before you'll be able to go broadly to market?

Before we can bring the iLet to market, we have to test the final platform in what we are calling the Bionic Pancreas Pivotal Trial. We are currently finishing both the manufacturing of the final platform as well as the pivotal trial protocol. We need to have patients wearing the device in a longer duration clinical trial to prove for ourselves, the T1D community, and the FDA that the iLet is safe and effective in managing blood sugar levels; we are designing this pivotal trial to do just that.

We plan to release the iLet commercially in two configurations: first, an insulin-only configuration, to be followed by a dual-hormone configuration, while we work with pharmaceutical partners to get a stable, pumpable formulation of glucagon approved for chronic use.

What is a stable format of glucagon, and why hasn't it been FDA approved yet?

The current standard of care for people with T1D does not involve the use of glucagon as a hormone to raise blood sugar levels. Instead, people with T1D typically carry with them some form of fast acting sugar, like candy or juice, that they can ingest when their blood sugar levels fall too low. The standard of care today reserves glucagon for emergency indications. In case of emergency a powdered form of glucagon is reconstituted with a diluent and then injected into the muscle tissue when the person with T1D is having a seizure, has lost consciousness or is otherwise unable to ingest carbohydrates. The glucagon signals the liver to release its stored glucose into the bloodstream, which almost instantaneously raises blood glucose levels.

In previous trials of the bionic pancreas system, the subjects reconstitute the powdered glucagon and loaded the glucagon into the pump. This reconstitution was only stable for about 30 hours, which meant that the subjects had to replace the glucagon reservoir every day. This 24-hour replacement routine allowed our clinical partners to test the algorithm and to show the FDA that, as a proof of concept, the bionic pancreas technology works. However, reconstituting rescue glucagon for long-term use is impracticable and unaffordable. We will not commercially a dual hormone system until a stable, pumpable formulation of glucagon is approved for chronic use.

How far away are you from having FDA approval for glucagon?

The FDA approval process is going to take a minimum of 12 months. We do not expect the approval to come in time for the start of our pivotal trial, but we have decided not to wait. Instead, we plan to proceed with the insulin-only configuration in the meantime.

What is your plan until you get that FDA approval for glucagon?

Until the FDA approves glucagon for chronic use, we plan to proceed with the insulin-only configuration of our iLet. We are designing a pivotal trial that will prove to ourselves, the T1D community, and the FDA that our system, using only insulin, is safe and effective. We expect it to perform better than the current standard of care for nearly everyone.

We plan to start the pivotal trial in March of 2017. After speaking with the FDA, we are hopeful that the final decision from the FDA on the insulin-only configuration will come as early as the fourth quarter 2017, but not later than the first quarter of 2018.

This insulin-only configuration can achieve blood glucose control that is very close to the A1c goals set by the ADA and will be a large improvement over the current standard of care. We plan to be running the pivotal trial for the dual-hormone configuration soon after the insulin-only configuration is released.

What's the risk of not completing the insulin-only trial?

We are blazing a new trail here, and as with any endeavor that attempts to do so, there are a few things that can go wrong along the way, including failing to raise enough money to run the pivotal trial. The pivotal trial, we hope, will be paid for by a National Institute of Health grant that we've already applied for. There are $20 million research dollars available that have been earmarked specifically for the purposes of running a pivotal trial for an artificial pancreas system. We have asked for $15.5 million of that amount to run our pivotal trial. We believe that we are the best candidate for that money, but we will not know whether the NIH has granted us the money until the fall of 2016.

How much will this trial cost?

The $15.5 million NIH grant would fully fund the pivotal trial we have proposed in our grant application. However, the 16 clinical teams we have assembled for the pivotal trial offer an unprecedented opportunity to leverage the immense infrastructure that we have put in place to add additional arms to that study or run a parallel pivotal trial that would test additional technologies simultaneously while testing the primary and secondary outcomes we have proposed as our core objectives.

On the technical side of the glucagon pump, do you feel like there's risk there?

We think that the glucagon algorithm for using this second hormone is well tested. One worry that has been raised is that the system would be too dependent on the glucagon rescue, so if the glucagon failed, hypoglycemia was inevitable. We think this risk is tempered because the insulin algorithm is proactive in its ability to suspend insulin pre-emptively. This means that even if the glucagon was somehow interrupted, many low blood sugar events could be mitigated. Additionally, the risk can be mitigated even further by built-in alarms designed to alert the user whenever glucagon is interrupted or if blood sugar levels are low, or trending low.

We believe that glucagon is vital for delivering the iLet's maximum capabilities in managing blood sugars and allowing the most freedom to the wearer. Glucagon restores spontaneity in life, by allowing people to be physically active whenever, as much, and as often as they desire without having to stop and ingest empty calories in the form of simple sugars and juice. This, in turn, promotes a healthier lifestyle, both physically and emotionally.

Why are you the team to do this?

Our president and primary founder is Ed Damiano, and he's a professor at Boston University.

We also have Firas El-Khatib as a co-founder. He was Ed's doctoral candidate at the University of Urbana-Champaign, and did his PhD in Ed's lab. He's been working with Ed on this ever since, and is our senior engineer/ R&D person at the company.

The core management team consists of four main players: Ed Duras manages the R&D side of things. I, Ed Raskin, represent the public benefit interest of the company as the Public Benefit officer. Serafina Raskin is the General Counsel. Our Chief Financial Officer is Gibb Clarke, who worked in other medical device startups before joining the Bionic Pancreas project. He'd been volunteering with the project for a while before getting officially hired, after his son had been diagnosed with Type 1 Diabetes.

Why'd you choose to incorporate as a public benefit corporation?

Our original plan was simply to write a mathematical algorithms that calculated automatic dosing requirements and then license those algorithms to an existing medical device company. As we got further down the road, however, we started seeing that established companies would often develop or purchase fantastic technology only to abandon those technologies based on various business considerations. We could not let that happen to the bionic pancreas technology and to the T1D community.

We decided to incorporate as a Public Benefit Corporation because we want to have the power to make each business decisions with a focus on the benefit to the T1D community—and not necessarily to the investor. We have no problem with making a profit (and hope to achieve that goal one day!) but we refuse to sacrifice our values and commitment to the T1D community for the sake of turning a profit.

What cost savings do you create for the patient?

One of the major cost savings the iLet will provide is in avoiding hospitalizations of people with T1D. With current standard of care technologies, people with T1D face a high chances of at least one hospitalization every year. Each hospitalization can cost tens of thousands of dollars. By preventing the vast majority of those hospitalizations, we will be saving a lot of money.

The other component here is one of quality of life and is harder to quantify. The current standard of care technologies enforce a great deal of planning on each person with T1D, and their friends and family, and leave no room for the spontaneity of life. Our dual-hormone configuration, and to even the single-hormone configuration, would allow room for that spontaneity to return so that every meal, every activity, every trip need not be carefully centered around blood sugar levels. Changing this will be huge for the T1D community.

What does the market look like?

Right now, only about 15% of people with T1D are on insulin pump therapy. Even smaller is the portion of the population who are on both insulin pump therapy and use a continuous glucose monitor (CGM). About 85% of the people with T1D are still using manual insulin shots to manage their diabetes. Because the current insulin pumps still require so much work on the user's part, and the results of all that hard work are not guaranteed to be good, many people do not see the benefits as being worth the burdens. In adition, although many love the comfort of the CGM alarms, many people find them to be a nuisance and interference with their every-day-lives.

Our device is not simply a newer model insulin pump. It is truly a bionic pancreas that mimics the functions of the human pancreas-- it does all the monitoring, all the calculation, and all of the dosing for you, allowing you to live your life ... uninterrupted.

How big is the insulin pump market?

The insulin pump market is a robust, large niche market, estimated to be as large as $26 billion.

Who will ultimately pay for this once you are approved?

We expect that there will be an opportunity for reimbursement from insurance companies because we will be saving the cost of many hospitalizations and emergency department visits. We expect that most people would have access to this technology in the United States. Most people with T1D are covered so cost should not be a hurdle here.

The technology is new and transformative, so there does not yet exist a billing code for that yet built into the system, but we will be developing that over the next 18 months. We are also looking at the possibility of expanding into Europe, and each of those areas has their own launch and reimbursement structures, and we have been exploring what we need to do in order to make sure we are sustainable in those environments, as well.

Who else has invested in your product?

Eli Lilly& Co., the major pharmaceutical company, invested $5 million in Beta Bionics. We saw that as a huge vote of confidence from such a major player in the diabetes field. Lilly also has a board representative on our company's board of directors, who is a valuable sounding board for top-level management decisions.

How many patents do you have?

We have exclusive, worldwide sub-licensable licenses from the Trustee's of Boston University ("BU") to a portfolio of U.S. and international patents (both issued and pending) and a trademark that relate to iLet. These patents can be grouped into two clusters. The first surrounds the mathematical algorithms that enable the iLet to make dosing decision automatically and autonomously and the second surrounds the design of the iLet, the infusion set, and the components thereof that allow us to build the technology with safety and efficacy as a priority.

Under the terms of the licensing agreements, we are responsible for specified milestone and maintenance payments, as well as royalty payments on net sales once commercialized. We also have the right to sublicense our rights under the license agreements but are required to pay a percentage of any sublicense income.

Additionally, under the terms of the licensing agreements, we must develop, manufacture, sell and market the technology pursuant to specified milestones and time schedule. In the event we fail to meet the milestones, BU is entitled to terminate the licensing agreements with prior written notice, provided we do not cure the breach. Upon termination, the intellectual property under the licenses would revert back to BU.

We believe that proprietary protection of our technologies is critical to the development of our business. Our intellectual property strategy includes protecting existing, and further developing, proprietary technology for the sourcing, scale up, and manufacturing of the iLet. This strategy includes expanding on technologies in-licensed to us as well as in-licensing additional technologies through collaborations with universities and biotech companies.

We rely upon trade-secret protection for certain confidential and proprietary information and take active measures to control access to that information. There is also substantial proprietary know-how surrounding the iLet development and manufacturing processes that remains a trade secret. We currently have confidentiality and non-disclosure agreements with all of our employees, consultants, vendors, advisory board members and contract research organizations.

INVESTMENT TERMS

Invest in Beta Bionics with a Priced Round under these terms:

$100
price per share

USE OF FUNDS

0% Funded ($50,000)
We will allocate approximately $31,000 on Product Development, $1,500 on Clinical Trials, $9,000 on IP development, and $8,500 on headcount.

0% Funded ($500,000)
We will allocate approximately $280,000 on Product Development, $115,000 on Clinical Trials, $75,000 on IP development, and $30,000 on headcount.

0% Funded ($1,000,000)
We will allocate approximately $560,000 on Product Development, $230,000 on Clinical Trials, $150,000 on IP development, and $60,000 on headcount.

RISKS SPECIFIC TO BETA BIONICS

1.

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing our product abroad. We may seek to market the product in foreign jurisdictions. Outside the United States, we can market a product only if we receive a marketing authorization and, in some cases, pricing approval, from the appropriate regulatory authorities. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from the time required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval in addition to other risks. We might not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We have not taken any actions to obtain foreign regulatory approvals. We may not be able to file for regulatory approvals and may not receive necessary approvals to market our products in any jurisdiction outside the United States on a timely basis, or at all.

2.

We face the risk of product liability claims and may not be able to maintain or obtain appropriate insurance. The testing, manufacturing and marketing of medical devices inherently involves the risk of product liability claims. Such claims may also arise from the misuse or malfunction of, or design flaws in, our product. We may be subject to product liability claims if our products cause, or merely appear to have caused, an injury. Claims may be made by patients, healthcare providers or others selling our products. Although we will have product liability and clinical trial liability insurance that we believe will mitigate appropriate levels of risk, this insurance is subject to deductibles and coverage limitations. Our product liability insurance may not continue to be available to us on acceptable terms, and, if available at all, the coverages may not be adequate to protect us against any future product liability claims. Further, if additional products are approved for marketing, we may seek additional insurance coverage. If we are unable to obtain acceptable insurance, or otherwise protect against potential product liability claims, we will be exposed to significant liabilities. These liabilities may harm our business. A product liability claim, with respect to uninsured liabilities or for amounts in excess of insured liabilities, could result in significant costs and significant harm to our business.

We may be subject to claims against us even if the apparent injury is due to the actions of others or misuse of the product. Our customers, either on their own or following the advice of their physicians, may use our product in a manner not described in the product's labeling and which differs from the manner in which it was used in clinical studies and approved by the FDA. Such misuse could result in liability, which could prevent or interfere with our product marketing efforts. The defense of a suit, regardless of merit, could be costly, could divert management attention, and could result in adverse publicity. Such circumstances could result in the withdrawal of, or inability to recruit, clinical trial volunteers or result in reduced acceptance of our product in the market.

3.

We may be liable if we engage in the off-label promotion of our product. Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of the off-label use of our products. Healthcare providers may use our products off-label, since the FDA does not regulate a physician's choice of treatment within the practice of medicine. However, if the FDA determines that our promotional or training materials constitute promotion of an off-label use, we could be subject to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine and criminal penalties. In addition, other federal, state or foreign enforcement authorities might act if they consider our promotional or training materials to constitute promotion of an unapproved use. Such action could result in significant fines or penalties. Although we would refrain from statements that could be considered off-label promotion of our products, the FDA or another regulatory agencies could disagree and conclude that we have engaged in off-label promotion. In addition, the off-label use of our products may increase the risk of product liability claims. Product liability claims are expensive to defend and could result in substantial damage awards against us and harm our reputation.

4.

Legislative or regulatory healthcare reforms may make it more difficult and costly for us to obtain regulatory approval of our product. The sales of our product depend in part on the availability of coverage and reimbursement from third-party payors such as government health administration authorities, private health insurers, health maintenance organizations and other healthcare-related organizations. Both the federal and state governments in the United States continue to pass new legislation and regulations designed to contain the cost of healthcare. This legislation and regulation may result in decreased reimbursement for medical devices, which may further create industry-wide pressure to reduce the prices charged for medical devices. This could harm our ability to market our products and generate sales.

In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions, or reinterpretations of existing regulations, may impose additional costs or lengthen the time for the review of our product. Delays in the receipt of regulatory approvals for our proposed product, or even the possible denial of regulatory approval, would have a material adverse effect on our business, financial condition and operating results.

5. *If we violate applicable fraud and abuse laws, including anti-kickback laws and anti-referral laws, our business could suffer.* *Numerous federal and state laws pertain to healthcare fraud and abuse, including anti-kickback laws and physician self-referral laws. Under these laws, our relationships with healthcare providers and other third-parties are subject to review. Violations of these laws are punishable by criminal and civil sanctions, including imprisonment and exclusion from participation in federal and state healthcare programs such as the Medicare, Medicaid and Veterans Administration health programs.*

Healthcare fraud and abuse regulations are complex, and even minor irregularities can potentially give rise to claims that a statute or prohibition has been violated. The laws that may affect our ability to operate include:

- *the federal healthcare programs' Anti-Kickback Law, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;*
- *federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;*
- *the federal Health Insurance Portability and Accountability Act of 1996, which created federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;*
- *the Federal Trade Commission Act and similar laws regulating advertisement and consumer protections; and*
- *foreign and U.S. state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.*

Further, the Patient Protection and Affordable Care Act, as amended by the Healthcare and Education Affordability Reconciliation Act (collectively, the "PPACA"), amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. As such, a person or entity can now be found guilty under the PPACA even if he or it lacks actual knowledge of the statute or specific intent to violate it. In addition, under the PPACA, the government may assert that a claim resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes. Sanctions for violation of these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare and Medicaid programs and forfeiture of amounts collected in violation of those prohibitions. Any violations of these laws, or any action against us for violation of these laws, regardless of the outcome, could create a material adverse effect on our reputation, business, financial condition and operating results.

Any state or federal regulatory review of us, regardless of the outcome, would be costly and time-consuming. Additionally, we cannot predict the impact of any changes in the applicable laws, whether or not retroactive.

6.

If we undertake to modify to our product, we may be required to obtain new regulatory approvals, or to cease marketing or recall the modified product until approvals are obtained. *If we were to modify our product after PMA approval, and such modification could significantly affect the product's safety or effectiveness, or constitute a major change in its intended use, design, or manufacture, we would be required to obtain a modification to the PMA. The FDA requires every manufacturer to make the determination as to whether to seek modification of a PMA; however, the FDA may review any manufacturer's decision. The FDA may not agree with our decision regarding whether new approvals are necessary. If we determine that a modification to a PMA approval is unnecessary, and the FDA disagrees with our determination and requires us to submit new PMAs for modifications to our previously-approved product, we may be required to cease marketing or to recall the modified product until we obtain approval. In that event, we may be subject to significant regulatory fines or penalties.*

Further, the FDA's ongoing review of the PMA process may make it more difficult for us to modify our previously approved product, either by imposing stricter requirements as to when to initiate a new PMA submission, for a modification to a previously approved product, or by imposing more strenuous review criteria to such submissions.

7. *If we fail to comply with the extensive government regulations affecting us, our business will suffer.* *Governmental authorities – principally the FDA and various state regulatory agencies – regulate the medical device industry extensively. The regulations are complex and are subject to rapid evolution and varying interpretations. Regulatory restrictions or changes could limit our ability to conduct or expand our operations, or could result in higher than anticipated costs or lower than anticipated sales. The FDA and other U.S. governmental agencies regulate numerous elements of our business, including product design and development; pre-clinical and clinical testing and trials; product safety; establishment registration and product listing; labeling and storage; marketing, manufacturing, sales and distribution; pre-market clearance or approval; servicing and post-market surveillance; advertising and promotion; and recalls and field safety corrective actions.*

Before we can market or sell a new regulated product or a significant modification to an existing product in the United States, we must obtain either approval under Section 510(k) of the FDCA or approval of a pre-market approval ("PMA") application from the FDA. As a Class III medical device that we must comply with the PMA approval process and demonstrate the safety and effectiveness of the product on the basis of extensive data. The PMA process is customarily required for products that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices. If a product is approved through a PMA application process, the product generally needs FDA approval before it can be modified. The process of obtaining regulatory approvals to market a medical device can be costly and time-consuming, and we may not be able to obtain these approvals on a timely basis, or at all, for our proposed product.

If the FDA requires us to conduct a more rigorous examination for future products or modifications to our existing product than we had expected, we could be delayed in, or prevented from, introducing our product or modifications. A delay or cancellation could cause our sales to decline or not to increase in accord with our forecasts. In addition, the FDA may determine that future iterations of our product will require the more costly, lengthy and uncertain PMA process.

The FDA can delay, limit or deny approval of a product for many reasons, including our inability to demonstrate that our product is safe and effective for its intended use; the insufficiency of our clinical trials data to support approval; and the failure of our manufacturing process or facilities to meet applicable requirements.

In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay approval of our product. Such actions by the FDA could also impact our ability to modify our currently approved product on a timely basis.

If we experience any delay in obtaining approval for our product, or any failure to maintain approval for our product, such circumstances could prevent us from generating revenue from the product or achieving profitability. In addition, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could cause customers not to use our product and could negatively impact our reputation and the perceived safety and efficacy of our product.

If we fail to comply with applicable regulations, such failure could jeopardize our ability to sell our product and result in enforcement actions such as fines, civil penalties, injunctions, warning letters, recalls of products, delays in the introduction of products into the market, refusal of the FDA or other regulators to grant future approvals, and the suspension or withdrawal of existing approvals by the FDA or other regulators. If we were to incur any of these sanctions, we could experience higher than anticipated costs or lower than anticipated sales. As a result, the sanctions could have a material adverse effect on our reputation, business, financial condition and operating results.

Further, we may consider international expansion opportunities in the future. If we expand our operations outside of the United States, we will become subject to various additional regulatory and legal requirements under the applicable laws and regulations of the international markets. These additional regulatory requirements may involve significant costs and, if we are not able to comply with any such requirements, our international expansion and business could be significantly harmed.

The healthcare industry is subject to extensive federal, state and local laws and regulations relating to billing for services; financial relationships with physicians and other referral sources; inducements and courtesies given to patients; quality of medical equipment and services; confidentiality, maintenance and security issues associated with medical records and individually identifiable health information; medical device reporting; false claims; professional licensure; and labeling products. These laws and regulations are complex and, in some cases, still evolving. In many instances, these laws and regulations have not received significant regulatory or judicial interpretation. If our operations are found to violate any of the federal, state or local laws and regulations which govern our activities, we may be subject to the penalty associated with the violation. Such penalties could include civil and criminal penalties, damages, fines or curtailment of our operations. Since many of these laws and regulations have not been fully interpreted by the regulatory authorities or the courts, we face an increased risk that we could be found in violation of such laws and regulations. Even if we successfully defend an action against us for violation of these laws or regulations, the defense could cause us to incur significant legal expenses and divert our management's time and attention from the operation of our business.

In addition, healthcare laws and regulations may change significantly in the future. Any such change may adversely affect our business. A court's or regulatory agency's review of our business may result in a determination that could adversely affect our operations. Also, the healthcare regulatory environment may change in a manner that restricts our operations.

We are not aware of any governmental healthcare investigations of us or our executives. However, if our executives or managers were to be subject to such investigations, we could incur significant liabilities or penalties, as well as adverse publicity.

Recall of our product, or the discovery of safety issues with our product, could have a significant negative impact on us . *If the FDA determines that our product shows material deficiencies or defects in design or manufacture, or poses an unacceptable risk to health, the FDA has the authority to require the recall of our product. Manufacturers may also recall a product if they find any material deficiency in the product. In the event our product is associated with an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects or other deficiencies, a government-mandated or voluntary recall by us, or one of our distributors, could occur. If our product were recalled, such recall would divert managerial and financial resources and have an adverse effect on our reputation, financial condition and operating results. These results could impair our ability to produce the product in a cost-effective and timely manner.*

Further, under the FDA's medical device reporting ("MDR") regulations, we must report to the FDA any incident in which our product may have caused or contributed to a death or serious injury, or in which our product malfunctioned in such a manner that, if the malfunction were to recur, it would likely cause or contribute to a death or serious injury. If the product were to malfunction repeatedly, voluntary or involuntary product recall could result. Such a result could divert managerial and financial resources, impair our ability to manufacture our product in a cost-effective and timely manner, and have an adverse effect on our reputation, financial condition and operating results.

Any adverse event involving our product could result in future voluntary corrective actions, such as recalls or customer notifications, or regulatory agency action, which could include inspection, mandatory recall or other enforcement action. If we are required to take corrective action, such action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

9. *If we or our third-party suppliers violate the FDA's good manufacturing practice regulations, our ability to market our product in a cost-effective and timely manner will be impaired. If we should obtain marketing approval for our product, such product, along with the manufacturing processes, post-approval clinical data and promotional activities for the product, would be subject to continual review and inspections by the FDA and other regulatory agencies. Under the FDA's medical device reporting ("MDR") regulations, we must report to the FDA any incident in which our product may have caused or contributed to a death or serious injury. Further, under the MDR, we must report any incident in which our product malfunctioned in such a manner that, if the malfunction were to recur, it would likely cause or contribute to a death or serious injury. Finally, we and our third-party suppliers must comply with the FDA's Quality System Regulation ("QSR"), and other regulations, which address the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. The FDA enforces compliance with the QSR through announced and unannounced inspections of manufacturing and other facilities, conducted at periodic intervals.*

We do not presently have our own manufacturing facilities; however, if, in the future, we acquire manufacturing facilities, we will seek the FDA's approval of the facility for medical device manufacturing and report the results of the FDA's inspection of the facility. We cannot assure you that we will acquire manufacturing facilities or that we will be able to obtain FDA or other regulatory approval of such facilities.

If our suppliers or we fail to comply with the applicable regulatory requirements in any serious respect, or if, in response to any observed deficiencies, we propose a corrective action plan that is deemed insufficient, the FDA could take enforcement action against us. Enforcement action could include any of the following measures: warning letters; fines and civil penalties; unanticipated expenditures; delays in approving or refusal to approve our continuous glucose monitoring systems; withdrawal of approval by the FDA or other regulatory bodies; product recall or seizure; interruption of production; operating restrictions; injunctions; and criminal prosecution. Any such action could have a material adverse impact on our reputation, business, financial condition and operating results. If we or our suppliers have significant non-compliance issues, or if any corrective action plan that we or our suppliers propose in response to observed deficiencies is not sufficient, the FDA could take enforcement action against us. Any of the foregoing actions could have a material adverse effect on our reputation, business, financial condition and operating results.

Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. If problems with our product are later discovered, including software bugs, the occurrence of unanticipated adverse events, manufacturing problems, or the failure to comply with regulatory requirements such as the QSR, such problems may result in restrictions on the product or manufacturing processes, withdrawal of the product from the market, voluntary or mandatory recalls, fines, suspension of regulatory approvals, product seizures, injunctions, or the imposition of civil or criminal penalties.

10.

We may be subject to damages resulting from claims that we, or our employees, have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors. *We may be subject to claims that we, or our employees, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of these former employers or competitors. In addition, we have been and may in the future be subject to allegations that we caused an employee to breach the terms of his or her non-competition or non-solicitation agreement. Litigation may be necessary to defend against these claims. Even if we successfully defend against these claims, litigation could cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business and harm our reputation. If our defense to those claims fails, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. We cannot guarantee that this type of litigation will not continue, and any future litigation or the threat thereof may adversely affect our ability to hire additional direct sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize proposed products, which could have an adverse effect on our business, financial condition and operating results.*

11. *The medical device industry is characterized by patent litigation, and we could become subject to litigation that could be costly, result in the diversion of management's time and efforts, or require us to pay damages.* *Our success will depend in part on not infringing the patents or violating the other proprietary rights of third-parties. Significant litigation regarding patent rights exists in our industry. Our competitors in both the United States and abroad, many of which have substantially greater resources and have made substantial investments in competing technologies, may have applied for or obtained or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with our ability to make and sell our products. The large number of patents, the rapid rate of new patent issuances, and the complexities of the technology involved increase the risk of patent litigation.*

In the future, we could receive communications from various industry participants alleging our infringement of their intellectual property rights. Any potential intellectual property litigation could force us to do one or more of the following:

- *stop selling our products or using technology that contains the allegedly infringing intellectual property;*
- *incur significant legal expenses;*
- *pay substantial damages to the party whose intellectual property rights we are allegedly infringing;*
- *redesign those products that contain the allegedly infringing intellectual property; or*
- *attempt to obtain a license to the relevant intellectual property from third-parties, which may not be available on reasonable terms or at all.*

Any litigation or claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business and harm our reputation. Further, as the number of participants in the diabetes market increases, the possibility of intellectual property infringement claims against us increases.

12.

Our ability to protect our intellectual property and proprietary technology is uncertain. *We rely on our trademarks and trade names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved in a timely manner or at all. Third-parties also may oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote additional resources to marketing new brands. Further, we cannot assure you that competitors will not infringe upon our trademarks, or that we will have adequate resources to enforce our trademarks.*

We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, temporary employees and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

If a competitor infringes upon one of our patents, trademarks or other intellectual property rights, enforcing those patents, trademarks and other rights may be difficult and time consuming. Patent law relating to the scope of claims in the industry in which we operate is subject to rapid change and constant evolution and, consequently, patent positions in our industry can be uncertain. Even if successful, litigation to defend our patents and trademarks against challenges or to enforce our intellectual property rights could be expensive and time consuming and could divert management's attention from managing our business. Moreover, we may not have sufficient resources or desire to defend our patents or trademarks against challenges or to enforce our intellectual property rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third-parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

13. *We do not own the intellectual property underlying the iLet. We rely on licenses from the Trustees of Boston University to use the various technologies that are material to operation of the iLet. We do not own the patents that underlie these licenses. The first license grants us exclusive worldwide rights under the five patents and one copyright related to the control algorithm run by the iLet. The second license grants us exclusive worldwide rights related to five patents relating to the infusion sets which deliver subcutaneously the glucagon and insulin hormones. Our rights to use these technologies and employ the inventions claimed in the licensed patents are subject to our abiding by the terms of the licenses and meeting certain milestones set forth in the applicable license agreements. In addition, while we have significant input and participation into the strategy for the enforcement of the patent and trademark rights, the Trustees of Boston University has the ultimate control over the prosecution and enforcement strategies relating to the patents and trademarks subject to these licenses. As a result, we are largely dependent upon the Trustees of Boston University determine the appropriate strategy for prosecuting and enforcing the rights to the intellectual property under the license agreements.*

OTHER DISCLOSURES

*Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.*

THE FUNDING PORTAL

*Beta Bionics is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.*

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Form C

Every company that conducts a Regulation Crowdfunding offering must first submit a Form C to the Securities and Exchange Commission. Wefunder has helped you generate this draft of a Form C based on information you have provided, which we've done solely as a convenience.

Because this is an official regulatory filing and you will have liability under the Securities Act of 1933 with respect to any misstatements or omissions, we strongly recommend that you have your lawyer review your Form C before having us file it on your behalf.

Cover Page

Name of issuer:

Beta Bionics, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: MA
Date of organization: 10/21/2015

Physical address of issuer:

Business Innovation Center
8 Saint Mary's Street, Suite 936
Boston MA 02215

Website of issuer:

http://www.betabionics.org

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

500

Price:

$100.00

Method for determining price:

Please see response to Question 13 for complete discussion. In short, same price per share as Series A Preferred Stock investment by Eli Lilly and Company.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/19/2016 [1]

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

[1] **Deadline will be adjusted to be 217 days from when filed with SEC.**

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$5,015,954.00	$0.00
Cash & Cash Equivalents:	$1,250.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$267,070.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($230,547.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Beta Bionics, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Deirdre Ibsen	Global Brand Development Leader	Eli Lilly and Company	2016
Jeff Hitchcock	President	Children With Diabetes	2015
Edward Damiano	Professor	Boston University	2015
Edward Raskin	Attorney	Beta Bionics, Inc.	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Edward Damiano	President	2015
Edward Damiano	CEO	2015
Gilbert Clarke	VP Chief Operating and Financial Officer	2016
Gilbert Clarke	Treasurer	2016
Edward Raskin	VP Public Benefit Development and Corporate Strategy	2015
Serafina Raskin	VP General Counsel	2016
Serafina Raskin	Corporate Secretary	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Edward Damiano and Toby Milgrome	600,000 Class A Common Stock	93.75

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We do not own the intellectual property underlying the iLet. We rely on licenses from the Trustees of Boston University to use the various technologies that are material to operation of the iLet. We do not own the patents that underlie these licenses. The first license grants us exclusive worldwide rights under the five patents and one copyright related to the control algorithm run by the iLet. The second license grants us exclusive worldwide rights related to five patents relating to the infusion sets which deliver subcutaneously the glucagon and insulin hormones. Our rights to use these technologies and employ the inventions claimed in the licensed patents are subject to our abiding by the terms of the licenses and meeting certain milestones set forth in the applicable license agreements. In addition, while we have significant input and participation into the strategy for the enforcement of the patent and trademark rights, the Trustees of Boston University has the ultimate control over the prosecution and enforcement strategies relating to the patents and trademarks subject to these licenses. As a result, we are largely dependent upon the Trustees of Boston University determine the appropriate strategy for prosecuting and enforcing the rights to the intellectual property under the license agreements.

Our ability to protect our intellectual property and proprietary technology is uncertain. We rely on our trademarks and trade names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved in a timely manner or at all. Third-parties also may oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote additional resources to marketing new brands. Further, we cannot assure you that competitors will not infringe upon our trademarks, or that we will have adequate resources to enforce our trademarks.

We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, temporary employees and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

If a competitor infringes upon one of our patents, trademarks or other intellectual property rights, enforcing those patents, trademarks and other rights may be difficult and time consuming. Patent law relating to the scope of claims in the industry in which we operate is subject to rapid change and constant evolution and, consequently, patent positions in our industry can be uncertain. Even if successful, litigation to defend our patents and trademarks against challenges or to enforce our intellectual property rights could be expensive and time consuming and could divert management's attention from managing our business. Moreover, we may not have sufficient resources or desire to defend our patents or trademarks against challenges or to enforce our intellectual property rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third-parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

The medical device industry is characterized by patent litigation, and we could become subject to litigation that could be costly, result in the diversion of management's time and efforts, or require us to pay damages. Our success will depend in part on not infringing the patents or violating the other proprietary rights of third-parties. Significant litigation regarding patent rights exists in our industry. Our competitors in both the United States and abroad, many of which have substantially greater resources and have made substantial investments in competing technologies, may have applied for or obtained or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with our ability to make and sell our products. The large number of patents, the rapid rate of new patent issuances, and the complexities of the technology involved increase the risk of patent litigation.

In the future, we could receive communications from various industry participants alleging our infringement of their intellectual property rights. Any potential intellectual property litigation could force us to do one or more of the following:

- stop selling our products or using technology that contains the allegedly infringing intellectual property;
- incur significant legal expenses;
- pay substantial damages to the party whose intellectual property rights we are allegedly infringing;
- redesign those products that contain the allegedly infringing intellectual property; or
- attempt to obtain a license to the relevant intellectual property from third-parties, which may not be available on reasonable terms or at all.

Any litigation or claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business and harm our reputation. Further, as the number of participants in the diabetes market increases, the possibility of intellectual property infringement claims against us increases.

We may be subject to damages resulting from claims that we, or our employees, have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors. We may be subject to claims that we, or our employees, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of these former employers or competitors. In addition, we have been and may in the future be subject to allegations that we caused an employee to breach the terms of his or her non-competition or non-solicitation agreement. Litigation may be necessary to defend against these claims. Even if we successfully defend against these claims, litigation could cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business and harm our reputation. If our defense to those claims fails, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. We cannot guarantee that this type of litigation will not continue, and any future litigation or the threat thereof may adversely affect our ability to hire additional direct sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize proposed products, which could have an adverse effect on our business, financial condition and operating results.

If we or our third-party suppliers violate the FDA's good manufacturing practice regulations, our ability to market our product in a cost-effective and timely manner will be impaired. If we should obtain marketing approval for our product, such product, along with the manufacturing processes, post-approval clinical data and promotional activities for the product, would be subject to continual review and inspections by the FDA and other regulatory agencies. Under the FDA's medical device reporting ("MDR") regulations, we must report to the FDA any incident in which our product may have caused or contributed to a death or serious injury. Further, under the MDR, we must report any incident in which our product malfunctioned in such a manner that, if the malfunction were to recur, it would likely cause or contribute to a death or serious injury. Finally, we and our third-party suppliers must comply with the FDA's Quality System Regulation ("QSR"), and other regulations, which address the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. The FDA enforces compliance with the QSR through announced and unannounced inspections of manufacturing and other facilities, conducted at periodic intervals.

We do not presently have our own manufacturing facilities; however, if, in the future, we acquire manufacturing facilities, we will seek the FDA's approval of the facility for medical device manufacturing and report the results of the FDA's inspection of the facility. We cannot assure you that we will acquire manufacturing facilities or that we will be able to obtain FDA or other regulatory approval of such facilities.

If our suppliers or we fail to comply with the applicable regulatory requirements in any serious respect, or if, in response to any observed deficiencies, we propose a corrective action plan that is deemed insufficient, the FDA could take enforcement action against us. Enforcement action could include any of the following measures: warning letters; fines and civil penalties; unanticipated expenditures; delays in approving or refusal to approve our continuous glucose monitoring systems; withdrawal of approval by the FDA or other regulatory bodies; product recall or seizure; interruption of production; operating restrictions; injunctions; and criminal prosecution. Any such action could have a material adverse impact on our reputation, business, financial condition and operating results. If we or our suppliers have significant non-compliance issues, or if any corrective action plan that we or our suppliers propose in response to observed deficiencies is not sufficient, the FDA could take enforcement action against us. Any of the foregoing actions could have a material adverse effect on our reputation, business, financial condition and operating results.

Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. If problems with our product are later discovered, including software bugs, the occurrence of unanticipated adverse events, manufacturing problems, or the failure to comply with regulatory requirements such as the QSR, such problems may result in restrictions on the product or manufacturing processes, withdrawal of the product from the market, voluntary or mandatory recalls, fines, suspension of regulatory approvals, product seizures, injunctions, or the imposition of civil or criminal penalties.

Recall of our product, or the discovery of safety issues with our product, could have a significant negative impact on us . If the FDA determines that our product shows material deficiencies or defects in design or manufacture, or poses an unacceptable risk to health, the FDA has the authority to require the recall of our product. Manufacturers may also recall a product if they find any material deficiency in the product. In the event our product is associated with an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects or other deficiencies, a government-mandated or voluntary recall by us, or one of our distributors, could occur. If our product were recalled, such recall would divert managerial and financial resources and have an adverse effect on our reputation, financial condition and operating results. These results could impair our ability to produce the product in a cost-effective and timely manner.

Further, under the FDA's medical device reporting ("MDR") regulations, we must report to the FDA any incident in which our product may have caused or contributed to a death or serious injury, or in which our product malfunctioned in such a manner that, if the malfunction were to recur, it would likely cause or contribute to a death or serious injury. If the product were to malfunction repeatedly, voluntary or involuntary product recall could result. Such a result could divert managerial and financial resources, impair our ability to manufacture our product in a cost-effective and timely manner, and have an adverse effect on our reputation, financial condition and operating results.

Any adverse event involving our product could result in future voluntary corrective actions, such as recalls or customer notifications, or regulatory agency action, which could include inspection, mandatory recall or other enforcement action. If we are required to take corrective action, such action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

If we fail to comply with the extensive government regulations affecting us, our business will suffer. Governmental authorities – principally the FDA and various state regulatory agencies – regulate the medical device industry extensively. The regulations are complex and are subject to rapid evolution and varying interpretations. Regulatory restrictions or changes could limit our ability to conduct or expand our operations, or could result in higher than anticipated costs or lower than anticipated sales. The FDA and other U.S. governmental agencies regulate numerous elements of our business, including product design and development; pre-clinical and clinical testing and trials; product safety; establishment registration and product listing; labeling and storage; marketing, manufacturing, sales and distribution; pre-market clearance or approval; servicing and post-market surveillance; advertising and promotion; and recalls and field safety corrective actions.

Before we can market or sell a new regulated product or a significant modification to an existing product in the United States, we must obtain either approval under Section 510(k) of the FDCA or approval of a pre-market approval ("PMA") application from the FDA. As a Class III medical device that we must comply with the PMA approval process and demonstrate the safety and effectiveness of the product on the basis of extensive data. The PMA process is customarily required for products that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices. If a product is approved through a PMA application process, the product generally needs FDA approval before it can be modified. The process of obtaining regulatory approvals to market a medical device can be costly and time-consuming, and we may not be able to obtain these approvals on a timely basis, or at all, for our proposed product.

If the FDA requires us to conduct a more rigorous examination for future products or modifications to our existing product than we had expected, we could be delayed in, or prevented from, introducing our product or modifications. A delay or cancellation could cause our sales to decline or not to increase in accord with our forecasts. In addition, the FDA may determine that future iterations of our product will require the more costly, lengthy and uncertain PMA process.

The FDA can delay, limit or deny approval of a product for many reasons, including our inability to demonstrate that our product is safe and effective for its intended use; the insufficiency of our clinical trials data to support approval; and the failure of our manufacturing process or facilities to meet applicable requirements.

In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay approval of our product. Such actions by the FDA could also impact our ability to modify our currently approved product on a timely basis.

If we experience any delay in obtaining approval for our product, or any failure to maintain approval for our product, such circumstances could prevent us from generating revenue from the product or achieving profitability. In addition, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could cause customers not to use our product and could negatively impact our reputation and the perceived safety and efficacy of our product.

If we fail to comply with applicable regulations, such failure could jeopardize our ability to sell our product and result in enforcement actions such as fines, civil penalties, injunctions, warning letters, recalls of products, delays in the introduction of products into the market, refusal of the FDA or other regulators to grant future approvals, and the suspension or withdrawal of existing approvals by the FDA or other regulators. If we were to incur any of these sanctions, we could experience higher than anticipated costs or lower than anticipated sales. As a result, the sanctions could have a material adverse effect on our reputation, business, financial condition and operating results.

Further, we may consider international expansion opportunities in the future. If we expand our operations outside of the United States, we will become subject to various additional regulatory and legal requirements under the applicable laws and regulations of the international markets. These additional regulatory requirements may involve significant costs and, if we are not able to comply with any such requirements, our international expansion and business could be significantly harmed.

The healthcare industry is subject to extensive federal, state and local laws and regulations relating to billing for services; financial relationships with physicians and other referral sources; inducements and courtesies given to patients; quality of medical equipment and services; confidentiality, maintenance and security issues associated with medical records and individually identifiable health information; medical device reporting; false claims; professional licensure; and labeling products. These laws and regulations are complex and, in some cases, still evolving. In many instances, these laws and regulations have not received significant regulatory or judicial interpretation. If our operations are found to violate any of the federal, state or local laws and regulations which govern our activities, we may be subject to the penalty associated with the violation. Such penalties could include civil and criminal penalties, damages, fines or curtailment of our operations. Since many of these laws and regulations have not been fully interpreted by the regulatory authorities or the courts, we face an increased risk that we could be found in violation of such laws and regulations. Even if we successfully defend an action against us for violation of these laws or regulations, the defense could cause us to incur significant legal expenses and divert our management's time and attention from the operation of our business.

In addition, healthcare laws and regulations may change significantly in the future. Any such change may adversely affect our business. A court's or regulatory agency's review of our business may result in a determination that could adversely affect our operations. Also, the healthcare regulatory environment may change in a manner that restricts our operations.

We are not aware of any governmental healthcare investigations of us or our executives. However, if our executives or managers were to be subject to such investigations, we could incur significant liabilities or penalties, as well as adverse publicity.

If we undertake to modify to our product, we may be required to obtain new regulatory approvals, or to cease marketing or recall the modified product until approvals are obtained. If we were to modify our product after PMA approval, and such modification could significantly affect the product's safety or effectiveness, or constitute a major change in its intended use, design, or manufacture, we would be required to obtain a modification to the PMA. The FDA requires every manufacturer to make the determination as to whether to seek modification of a PMA; however, the FDA may review any manufacturer's decision. The FDA may not agree with our decision regarding whether new approvals are necessary. If we determine that a modification to a PMA approval is unnecessary, and the FDA disagrees with our determination and requires us to submit new PMAs for modifications to our previously-approved product, we may be required to cease marketing or to recall the modified product until we obtain approval. In that event, we may be subject to significant regulatory fines or penalties.

Further, the FDA's ongoing review of the PMA process may make it more difficult for us to modify our previously approved product, either by imposing stricter requirements as to when to initiate a new PMA submission, for a modification to a previously approved product, or by imposing more strenuous review criteria to such submissions.

If we violate applicable fraud and abuse laws, including anti-kickback laws and anti-referral laws, our business could suffer. Numerous federal and state laws pertain to healthcare fraud and abuse, including anti-kickback laws and physician self-referral laws. Under these laws, our relationships with healthcare providers and other third-parties are subject to review. Violations of these laws are punishable by criminal and civil sanctions, including imprisonment and exclusion from participation in federal and state healthcare programs such as the Medicare, Medicaid and Veterans Administration health programs.

Healthcare fraud and abuse regulations are complex, and even minor irregularities can potentially give rise to claims that a statute or prohibition has been violated. The laws that may affect our ability to operate include:

- the federal healthcare programs' Anti-Kickback Law, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;
- federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;
- the federal Health Insurance Portability and Accountability Act of 1996, which created federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;
- the Federal Trade Commission Act and similar laws regulating advertisement and consumer protections; and
- foreign and U.S. state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

Further, the Patient Protection and Affordable Care Act, as amended by the Healthcare and Education Affordability Reconciliation Act (collectively, the "PPACA"), amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. As such, a person or entity can now be found guilty under the PPACA even if he or it lacks actual knowledge of the statute or specific intent to violate it. In addition, under the PPACA, the government may assert that a claim resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes. Sanctions for violation of these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare and Medicaid programs and forfeiture of amounts collected in violation of those prohibitions. Any violations of these laws, or any action against us for violation of these laws, regardless of the outcome, could create a material adverse effect on our reputation, business, financial condition and operating results.

Any state or federal regulatory review of us, regardless of the outcome, would be costly and time-consuming. Additionally, we cannot predict the impact of any changes in the applicable laws, whether or not retroactive.

Legislative or regulatory healthcare reforms may make it more difficult and costly for us to obtain regulatory approval of our product. The sales of our product depend in part on the availability of coverage and reimbursement from third-party payors such as government health administration authorities, private health insurers, health maintenance organizations and other healthcare-related organizations. Both the federal and state governments in the United States continue to pass new legislation and regulations designed to contain the cost of healthcare. This legislation and regulation may result in decreased reimbursement for medical devices, which may further create industry-wide pressure to reduce the prices charged for medical devices. This could harm our ability to market our products and generate sales.

In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions, or reinterpretations of existing regulations, may impose additional costs or lengthen the time for the review of our product. Delays in the receipt of regulatory approvals for our proposed product, or even the possible denial of regulatory approval, would have a material adverse effect on our business, financial condition and operating results.

We may be liable if we engage in the off-label promotion of our product. Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of the off-label use of our products. Healthcare providers may use our products off-label, since the FDA does not regulate a physician's choice of treatment within the practice of medicine. However, if the FDA determines that our promotional or training materials constitute promotion of an off-label use, we could be subject to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine and criminal penalties. In addition, other federal, state or foreign enforcement authorities might act if they consider our promotional or training materials to constitute promotion of an unapproved use. Such action could result in significant fines or penalties. Although we would refrain from statements that could be considered off-label promotion of our products, the FDA or another regulatory agencies could disagree and conclude that we have engaged in off-label promotion. In addition, the off-label use of our products may increase the risk of product liability claims. Product liability claims are expensive to defend and could result in substantial damage awards against us and harm our reputation.

We face the risk of product liability claims and may not be able to maintain or obtain appropriate insurance. The testing, manufacturing and marketing of medical devices inherently involves the risk of product liability claims. Such claims may also arise from the misuse or malfunction of, or design flaws in, our product. We may be subject to product liability claims if our products cause, or merely appear to have caused, an injury. Claims may be made by patients, healthcare providers or others selling our products. Although we will have product liability and clinical trial liability insurance that we believe will mitigate appropriate levels of risk, this insurance is subject to deductibles and coverage limitations. Our product liability insurance may not continue to be available to us on acceptable terms, and, if available at all, the coverages may not be adequate to protect us against any future product liability claims. Further, if additional products are approved for marketing, we may seek additional insurance coverage. If we are unable to obtain acceptable insurance, or otherwise protect against potential product liability claims, we will be exposed to significant liabilities. These liabilities may harm our business. A product liability claim, with respect to uninsured liabilities or for amounts in excess of insured liabilities, could result in significant costs and significant harm to our business.

We may be subject to claims against us even if the apparent injury is due to the actions of others or misuse of the product. Our customers, either on their own or following the advice of their physicians, may use our product in a manner not described in the product's labeling and which differs from the manner in which it was used in clinical studies and approved by the FDA. Such misuse could result in liability, which could prevent or interfere with our product marketing efforts. The defense of a suit, regardless of merit, could be costly, could divert management attention, and could result in adverse publicity. Such circumstances could result in the withdrawal of, or inability to recruit, clinical trial volunteers or result in reduced acceptance of our product in the market.

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing our product abroad. We may seek to market the product in foreign jurisdictions. Outside the United States, we can market a product only if we receive a marketing authorization and, in some cases, pricing approval, from the appropriate regulatory authorities. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from the time required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval in addition to other risks. We might not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We have not taken any actions to obtain foreign regulatory approvals. We may not be able to file for regulatory approvals and may not receive necessary approvals to market our products in any jurisdiction outside the United States on a timely basis, or at all.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The overriding purpose of this public offering is to give the T1D community an opportunity to take a direct ownership stake in Beta Bionics and a sense of commitment to it – to literally own a piece of what we have been building all of these years. The funds raised will be used for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: We will allocate approximately $31,000 on Product Development, $1,500 on Clinical Trials, $9,000 on IP development, and $8,500 on headcount.

If we raise: **$500,000**

Use of Proceeds: We will allocate approximately $280,000 on Product Development, $115,000 on Clinical Trials, $75,000 on IP development, and $30,000 on headcount.

If we raise: **$1,000,000**

Use of Proceeds: We will allocate approximately $560,000 on Product Development, $230,000 on Clinical Trials, $150,000 on IP development, and $60,000 on headcount.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

(1) Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company, the Class C Common Stock ("Investment Agreement"), using the Investor's electronic signature.

(2) Initial Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically initially accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor but not by the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.

(3) Investor Transfer of Funds. Upon receiving confirmation that an investment has been initially accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.

(4) Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

(5) Company Review of Investor Candidates. The Company will review all initially accepted Investors for final acceptance at which point any Investor may be rejected resulting in a prompt return of funds held in escrow.

(6) Closing: Original Deadline. Unless the Company meets the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.

(7) Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on the Company's Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, Investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, Investor funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

(8) Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. The Company may, in its discretion issue a share certificate, but no such certificate issuance is required.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Non-voting Class C Common Stock. See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may not be modified. We further note that the securities carry with them certain restrictions as set forth in the Class C Common Stock Purchase Agreement, which is incorporated by this reference.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Series A Prefer	99,000	50,000	Yes	Yes
Undesignated I	400,000	0	Yes	No
Class A Comm	1,000,000	600,000	Yes	No
Class B Comm	1,000,000	250,000	Yes	No
Class C Comm	500,000	0	No	No
Common Stock			Choose	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	100,000
Other Rights:	

Describe any other rights:

Series A Preferred Stock: Dividend rights; Senior to Common A and B; Liquidation preference; Conversion rights; Anti-dilution protections; Registration rights; Information rights, including access to financial reports, clinical trial results and form factor testing data; Access to prototype and working models of the product; Pre-emptive rights; Rights of first refusal/co-sale on sales by other shareholders; No redemption rights; 1 seat on the Company's Board of Directors; 1 seat any scientific, technical, or clinical advisory committees; Undesignated Preferred Stock. Class A and B Common Stock: Undefined but may not have rights senior to Series A Preferred Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Your rights are materially limited by the rights held by the Series A Preferred Stock and Class A and Class B Common Stock. Unlike other classes of the Company's stock, your *Class C Common Stock* offer you no special rights or preferences, no priority to dividend rights, no voting rights, no rights to sit on the Board of Directors or other scientific, technical or advisory committees, no right to purchase additional shares to preserve your equity ownership in the company in the event that the Company later conducts another round of financing, no special informational rights, no special ability to exercise control over management decisions of the Company and no liquidity to protect against downside risks. Please see our responses to questions 8, 20, 22 and 23 relating to additional risk-factors relating to your rights as a minority shareholder.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, Edward R. Damiano and Toby Milgrome may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, Edward R. Damiano & Toby Milgrome may: change the management of the Company; vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities you own; or even force out minority holders of securities.

Other holders of securities of the Company may also have access to more information than the Investor, leaving you at a disadvantage with respect to any decisions regarding the securities you own. For example, as part of the investor agreement with Eli Lilly & Company, a representative of the company has a seat on the Company's Board of Directors and has rights to review certain Company records. The Trustee's of Boston University hold similar rights to review certain Company records of the Company and a BU representative has the right to observe all Board meetings.

In cases where the rights of holders of outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, your interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish your economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, your interest will typically also be diluted.

Based on the risks described above, you could lose all or part of your investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Investing in our common stock is highly speculative and involves a significant degree of risk. See "Risk Factors" in response to Question 8 for a discussion of information that should be considered before making a decision to purchase our common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if any of the statements we have made in relation to this offering is truthful or complete. Any representation to the contrary is a criminal offense.

As a private company, valuing our security is a difficult task. Unlike public companies who actively trade stock in the public marketplace, there is no public market for Beta Bionics equity and there are no revenues to evaluate and inform any valuation. Accordingly, we have valued our security for this offering using an implied value based on recently completed third-party arm's-length transaction with Eli Lilly & Company. In exchange for 5% of our stock, Eli Lilly & Company paid $5,000,000. This implies – but certainly does not guarantee – a Company valuation of $100,000,000.

While we believe that between December 31, 2015 (when the Eli Lilly & Company transaction closed) and May 16, 2016 (the date of the current offering), the Company's value has likely increased due to the substantial activity to date, including additional product development activity, corporate structure development, contract manufacturer negotiations, quality system development, positive press coverage and brand development activities, we have priced our Regulation Crowdfunding offering, at a substantially similar valuation to the Eli Lilly & Company deal.

Accordingly, our Regulation Crowdfunding offering results in $1,000,000 of total investment resulting in sale of .99% of the Company – extremely close our prior transaction wherein $1,000,000 represented sale of 1% of the Company.

We underscore, however, that, unlike Eli Lilly & Company, the current shares that are being offered do not come with the same preferential rights that Eli Lilly & Company received as our initial investor. Indeed, the class of shares being sold are **non-voting Class C Common Stock**. Holders of these shares are not entitled to vote on any issue put before the shareholders, so as not to burden the Company with the onerous administrative requirements of administering votes for potentially hundreds of shareholders every time a shareholder vote is necessary to accomplish a corporate act as required by Massachusetts corporate law. Accordingly, Class C Common Stock is inherently less valuable than Series A Preferred Stock. We believe the difference that any value spread between Series A Preferred Stock and Class C Common Stock represents the increased value generated by Beta Bionics between December 31, 2015 and May 16, 2016.

In the future, we anticipate that we will perform valuations of the various classes of our stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

As an Investor in the Company you will only hold a minority position in the Company, and thus be limited in to any ability to control or influence our governance and operations. As described above, the class of shares being offered are non-voting Class C Common Stock.

The marketability and value of your interest in the Company will depend upon many factors outside of your control. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and you will have no independent right to name or remove an officer or member of the Board of Directors of the Company. Indeed, you will have no right to vote on the election of any board member or any other issue because your shares have no voting rights.

The Company will almost certainly sell shares of its stock to additional investors in the future, which, if would dilute the percentage interest of your stake in the Company. Declining an opportunity or your inability to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of your interest in the Company.

Ultimately, your investment in the Company should be driven by your belief in the bionic pancreas technology, your desire to see the technology impact the lives of individuals living with T1D and your support for the leadership team of the Company, and not a desire to turn a quick profit.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following your potential investment in the Company, the Company will likely sell interests to additional investors, which would dilute the percentage interest you hold in the Company. You may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, will depend upon the maturity and objectives of the Company. The declining of an opportunity or your inability to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of your interest in the Company.

A sale of the issuer or of assets of the issuer. As a minority non-voting owner of the Company, you will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, you will rely upon the executive management of the Company, the Board of Directors of the Company, and the Company's existing voting shareholders to manage the Company and to realize value for shareholders.

Accordingly, the success of your investment in the Company will depend in large part upon the skill, expertise and decisions of the executive management of the Company, the Board of Directors of the Company and the voting shareholders of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value you receive, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of your initial investment in the Company.

Transactions with related parties. You should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms that are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, you will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Not applicable

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Securities Act § 4(2)	Series A Preferred	$5,000,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

A. Financial Condition of Beta Bionics

1. We Have No Revenue and Won't Until Receiving Regulatory Approval, Which We May Never Get.

As a newly formed development stage medical technology company – whose only product, the iLet, has not yet achieved regulatory approval – we do not have any revenue, nor can we obtain revenue on the sale of any product until the iLet is approved for sale. We may not be able to achieve regulatory approval. Aside from such a result being extremely disappointing to the T1D community, your investment could be rendered worthless. Indeed, the likelihood of failure is historically high in the medical device field. You should not purchase shares under this offering unless you can afford to lose the investment.

2. Even If We Achieve Regulatory Approval, Our Public Benefit Corporate Structure Deemphasizes Shareholder Return and Emphasizes the Delivery of a Public Benefit to the T1D Community

We underscore, that even if the Company is financially successful, our corporate structure as a public benefit corporation requires our management team and Board of Directors to make decisions that balance our responsibility to you and other shareholders with our obligation to Company's public benefit mission. In short, our interest in making money for you and other shareholders will not supersede the interests of the T1D community.

3. Assuming We Can Obtain Approval and Raise Enough Money to "Go To Market", Company Revenue on Sales Is a Huge Guess in a Rapidly Evolving Payer Market – It Is Not Possible To Reliably Predict Any Reimbursement Model at this Stage.

The Company cannot reliably estimate how much it can expect in revenue on the sale of the iLet. The earliest that we expect to generate revenue from the sale of the iLet in the insulin-only configuration is in the 4th Quarter of 2018. However, that estimate can easily be delayed for multiple reasons, such as failure to raise enough funds to conduct or complete the pivotal trial, lack of funds to operate the Company, lack of volunteer subjects to compete the pivotal trial, or inability to obtain regulatory approval.

Even if the Company is successful in meeting all of these challenges, a model for reimbursement of an autonomous glucose control system does not yet exist. The only analogous reimbursement structure is the insulin pump and CGM reimbursement model. As recently as May 2016, at least one payer has disclosed that its covered patients 18 years of age and over will no longer be permitted to choose their own insulin pump supplier due to an exclusive relationship between the payer and a pump manufacturer. We are working to understand exactly the nature of this exclusive relationship, but given this recent development, it is conceivable that payers may develop exclusive anti-competitive arrangements with manufacturers of autonomous or partially autonomous glucose control systems, which may operate to exclude the Company from ever obtaining third party reimbursement. Such a result may be fatal to the Company's viability even after achieving regulatory approval.

4. 2016 and 2017 Fiscal Picture

We note that in connection with our offering, as required by Regulation Crowdfunding, an independent accountant's review of our financials through 2015 was completed and is disclosed to all investors in connection with our offering. However, anyone reviewing this Form C disclosure and following the Beta Bionics story can easily understand that, other than incorporating the Company, licensing out technology associated with the iLet from Boston University and closing an initial Series A investment with Eli Lilly & Company, Beta Bionics was merely preparing for operations starting in 2016. Accordingly, a review of our 2015 audited financial statements does not answer how much money we have spent in 2016 thus far. It also does not answer how much money we expect to spend through 2017.

We emphasize that the below profit and loss estimates are only projections and are subject to significant deviation.

Through the end of the first quarter of 2016 we have spent a total of $377,208. We expect to spend $6,120,754 to continue operations through 2016, which means we need to raise $1,120,754 to meet our operating expenses through the end of 2016. Additionally, we will need to raise money beyond 2016 for operations in 2017. We anticipate that the Company will need at least an additional $8,810,000 to operate through 2017. As evident by the above table, the vast majority of funds are dedicated to further product development, which involves further engineering changes, manufacturing mold purchasing and all costs associated with building the iLet to acceptable quality standards for additional clinical trials.

Our cash and cash equivalents as of March 31, 2016 were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested exclusively in demand deposit accounts and money market funds that are currently providing only a minimal return.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company and capital to pursue our product development, support consultant expenses such as quality and regulatory, help us sustain clinical trial expenses, support payroll expenses, cover general and administrative costs as well as pay for any travel associated with on-site visits to various suppliers and business partners. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. As evident by our spending needs to stay at or near development schedule, the Company does not current have enough cash on hand to meet this goal. If our offering succeeds at the maximum funding amount, then the Company will have a projected 2016 deficit of less than $150,000.

We note that Quarter 1 expenses were significantly less than projected expenses throughout the remainder of 2016. This is attributable to our hiring ramp up, business start-up process and preparing to transition the bionic pancreas from a fully academic setting to a hybrid academic/commercial venture. We expect this trend to continue as Beta Bionics grows and simply engages in more activates leading to Pivotal Trial and regulatory approval filing.

Capital Resources. As discussed, we have financed our operations exclusively through private sales of Series A Preferred Shares to Eli Lilly & Company. Generally, the terms of the sale of those securities were $5,000,000 in exchange for the equivalent of 5% of Beta Bionics along with certain liquidation preferences, rights of first negotiation and refusal on certain types of arrangements, protection against dilution (subject to expiration upon regulatory approval) and other certain rights that are typical of a "first-in" investor.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

betabionics.org/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

- Business Description & Plan
- Wefunder Profile

Appendix B: Investor Contracts

- Stock Purchase Agreement

Appendix C: Financial Statements & Tax Returns

- Financials 1
- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Deirdre Ibsen
- Edward Damiano
- Edward Raskin
- Gilbert Clarke
- Jeff Hitchcock
- Serafina Raskin



Deirdre Ibsen

3rd

Global Brand Development Leader at Eli Lilly and Company

Indianapolis, Indiana | Pharmaceuticals

Previous Eli Lilly and Company

Education Ivey Business School at Western University

Send Deirdre InMail

500+ connections

https://www.linkedin.com/in/deirdre-ibsen-95ba9915

Background

Experience

Global Brand Development Leader
Eli Lilly and Company
September 2011 – Present (4 years 9 months) | Indianapolis, Indiana Area

Commercial Leader, Amylin/Lilly Alliance
Eli Lilly and Company
April 2009 – September 2011 (2 years 6 months)

Sr Director Marketing, Osteoporosis
Eli Lilly
June 2004 – April 2009 (4 years 11 months)

Sr Director Marketing, Mens and Women's Health
Eli Lilly and Company
March 2000 – June 2004 (4 years 4 months)

Pharma Operations Lead, Canadian Affiliate
Eli Lilly and Company
August 1999 – March 2000 (8 months)

District Sales Manager, Diabetes
Eli Lilly and Company
January 1998 – August 1999 (1 year 8 months)

Human Resources Consultant
Eli Lilly and Company
January 1996 – January 1998 (2 years 1 month)

Sales Representative
Eli Lilly and Company
August 1992 – August 1995 (3 years 1 month)

Jeff Hitchcock

3rd

President of Children with Diabetes, Inc.

Cincinnati Area | Internet

Current	Children with Diabetes, Inc., diabetes technology consultants
Previous	Learning Network / Pearson Plc., Learning Network, LexisNexis
Education	Marquette University

Send Jeff InMail

500+ connections

https://www.linkedin.com/in/jeff-hitchcock-542240

Contact Info

Posts

Published by Jeff



Linda Kane Hitchcock, Designer

December 5, 2015

Background

Summary

Founder and President of Children with Diabetes, an Ohio-based 501(c)(3) non-profit that provides education and support to families living with type 1 diabetes through its web site (www.childrenwithdiabetes.com) and conferences throughout the United States and in Canada and the United Kingdom.

Through Children with Diabetes, I have seen the impact that social media can have on families living with diabetes.

Specialties: Online health related communities (ChildrenWithDiabetes.com)

Experience

President

Children with Diabetes, Inc.

April 2000 – Present (16 years 2 months) | Cincinnati Area

Provide leadership and direction for Children with Diabetes, which operates one of the largest diabetes-related web sites in the world and holds multiple diabetes conferences per year. The mission of CWD is to provide education and support to families living with type 1 diabetes.

After being part of Johnson & Johnson from March 2008 to December 2013, Children with Diabetes now operates as an Ohio-based not-for-profit organization.